UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 11, 2020

DLH Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-18492	22-1899798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3565 Piedmont Road, NE
Building 3, Suite 700
         Atlanta, GA 30305
(Address of Principal Executive Offices, and Zip Code)

(866) 952-1647
Registrant’s Telephone Number, Including Area Code
         Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DLHC	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

{N0249095 }

Item 8.01	Other Events.

DLH Holdings Corp. (the “Company”) files this Current Report on Form 8-K to announce that it has terminated its $1.0 million stock repurchase program, which was previously announced by the Company on September 12, 2019. From the date of inception of the repurchase plan through February 10, 2020, the Company had repurchased a total of 50,258 shares of its common stock for approximately $210,775.

{N0249095 } 1

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

By: /s/ Kathryn M. JohnBull

Name: Kathryn M. JohnBull
Title: Chief Financial Officer
Date: February 11, 2020

{N0249095 } 2